Exhibit 10.15
NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT
Award Granted to (“Participant”):
Effective Date (“Effective Date”):
Number of Shares (“Shares”):
Exercise Price (“Exercise Price”)
     THIS NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT (this “Agreement”) is made as of the Effective Date, by and between Wright Medical Group, Inc., a Delaware corporation (the “Company”), and the Participant.
WITNESSETH:
     WHEREAS, the Participant currently serves as a director of the Company (a “Director”); and
     WHEREAS, the Company desires to afford the Participant the opportunity to acquire ownership of the Company’s common stock, par value $.01 per share (“Common Stock”), so that (s)he may have a direct proprietary interest in the Company’s success.
     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereby agree as follows:
     1. Grant of Options. On the terms and subject to the conditions set forth herein and in the Company’s 1999 Equity Incentive Plan, as the same may be amended and restated from time to time (the “Plan”), a copy of the current version of which is attached hereto as Exhibit A, on the Effective Date the Company does hereby grant to the Participant, during the period commencing on the Effective Date and ending on the 10th anniversary of the Effective Date (the “Expiration Date”), the right and option (the right to purchase any one share under this Agreement being an “Option”) to purchase from the Shares of Common Stock from the Company. The Option to purchase such Common Stock shall have an exercise price equal to the Exercise Price per share indicated above. The Options granted pursuant to this Agreement shall constitute Nonqualified Stock Options under the Plan.
     2. Limitations on Exercise of Options.
          (a) On the terms and subject to the conditions set forth herein (including, without limitation, Section 4) and in the Plan, the Options shall vest and become exercisable in their entirety on the first anniversary of the Effective Date; provided, however, that upon the occurrence of a Change of Control, as defined below, all of the then unvested Options shall automatically vest and be fully exercisable and shall remain so exercisable in accordance with the terms of this Agreement. The Committee or the Board may accelerate the vesting and exercisability of any or all of the then unvested Options at any time.
          (b) For the purposes of this Agreement, the term “Change in Control” means the first to occur on or after the Effective Date of any of the following:

               (i) the acquisition by any person or persons acting as a group (“Person”) of capital stock of the Company which, when added to any capital stock of the Company already owned by the Person, constitutes more than fifty percent (50%) of either (i) the total fair market value of the outstanding capital stock of the Company, or (ii) the total voting power of the outstanding capital stock of the Company; provided, however, that a Change in Control will not be deemed to have occurred when any Person who owns more than fifty percent (50%) of the total fair market value or the total voting power of the outstanding capital stock of the Company as of the date of this Agreement acquires any additional capital stock of the Company; and provided further, that an increase in the percentage of the outstanding capital stock of the Company owned by a Person as a result of a transaction in which the Company acquires its capital stock in exchange for property will be treated as an acquisition of such capital stock by such Person; or
               (ii) the acquisition by a Person, in a single transaction or a series of transactions within a twelve (12) month period, of capital stock of the Company representing not less than thirty-five percent (35%) of the total voting power of the outstanding capital stock of the Company; or
               (iii) the acquisition by a Person, in a single transaction or a series of transactions within a twelve (12) month period, of consolidated assets of the Company which have a total gross fair market value of not less than forty percent (40%) of the total gross fair market value of all of the consolidated assets of the Company immediately prior to such acquisition(s), in each case without regard to any liabilities associated with such assets; provided, however, that a Change in Control will not be deemed to have occurred when such assets are acquired by:
                    (1) an entity of which the Company owns, directly or indirectly, fifty percent (50%) or more of the total fair market value or the total voting power of the outstanding capital stock;
                    (2) a Person which owns, directly or indirectly, fifty percent (50%) or more of the total fair market value or the total voting power of the outstanding capital stock of the Company;
                    (3) an entity of which a Person described in clause (ii) owns, directly or indirectly, fifty percent (50%) or more of the total fair market value or the total voting power of the outstanding capital stock;
                    (4) an entity which is controlled by the stockholders of the Company immediately after the transfer; or
                    (5) a stockholder of the Company in exchange for or with respect to capital stock of the Company; or
               (iv) a majority of the members of the Board is replaced in any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

In making a determination as to whether a Change in Control has occurred, the foregoing definition shall be construed and applied in a manner which would avoid the imposition of federal income tax on the Participant by operation of Section 409A of the Code, if applicable.
     3. Non-Transferable. Except as specifically authorized by the Committee, the Participant may not transfer the Options except by will or the laws of descent and distribution and the Options shall be exercisable during the Participant’s lifetime only by the Participant or, in the event of his or her incapacity, his or her guardian or legal representative. Except as so authorized, no purported assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever.
     4. Cessation of Service as Director.
          (a) Resignation. If, prior to the Expiration Date, the Participant resigns from his or her position as a Director, then subject to Section 4(e)(ii), (i) the Options shall expire on the earlier of the Expiration Date or the date that is ninety (90) days after the effective date of the Participant’s resignation; (ii) the Options that are unexercisable on the effective date of the Participant’s resignation shall cease to vest and become exercisable; and (iii) the Options that are exercisable on the effective date of the Participant’s resignation shall be exercisable until the Options expire.
          (b) Removal. If, prior to the Expiration Date, the Participant is removed as a Director by a vote of the Company’s stockholders in accordance with applicable law and the applicable provisions of the Company’s certificate of incorporation and bylaws, then subject to Section 4(e)(ii), (i) the Options shall expire on the earlier of the Expiration Date or the date that is ninety (90) days after the date of the stockholders vote; (ii) the Options that are unexercisable on the date of the stockholders vote shall cease to vest and become exercisable; and (iii) the Options that are exercisable on the date of the stockholders vote shall be exercisable until the Options expire.
          (c) Retirement. If, prior to the Expiration Date, a Participant does not stand for reelection by a vote of the Company’s stockholders and retires from the Board at the end of the Participant’s term as a Director, then subject to Section 4(e)(ii), (i) the Options shall expire on the earlier of the Expiration Date or the date that is ninety (90) days after the last day of the Participant’s term as a Director; (ii) the Options that are unexercisable on the last day of the Participant’s term as a Director shall continue to vest and become exercisable until the Options expire; and (iii) the Options that are exercisable on the last day of the Participant’s term as a Director and the Options that become exercisable thereafter pursuant to clause (ii) shall be exercisable until the Options expire.
          (d) Failure to be Reelected. If, prior to the Expiration Date, a Participant stands for reelection as a Director by a vote of the Company’s stockholders but is not so reelected, then subject to Section 4(e)(ii), (i) the Options shall expire on the earlier of the Expiration Date or the date that is ninety (90) days after the date of the stockholders vote; (ii) the Options that are unexercisable on the date of the stockholders vote shall continue to vest and become exercisable until the Options expire; and (iii) the Options that are exercisable on the date of the stockholders vote and the Options that become exercisable thereafter pursuant to clause (ii) shall be exercisable until the Options expire.
          (e) Death.
               (i) If, prior to the Expiration Date, the Participant dies while serving as a Director, then (A) the Options shall expire on the earlier of the Expiration Date or the date that is one (1) year after the date of the Participant’s death; (B) the Options that are unexercisable on the date of the Participant’s death shall cease to vest and become exercisable; and (C) the Options that are exercisable on the date of the Participant’s death shall be exercisable until the Options expire.
               (ii) If, prior to the Expiration Date, the Participant dies after ceasing to serve as a Director but before the Options would otherwise expire pursuant to Section 4(a), 4(b), 4(c) or 4(d), then (A) the Options shall expire on the earlier of the Expiration Date or the date that is one (1) year after the date of the Participant’s death; (B) the Options that are unexercisable on the date of the event specified in Section 4(a), 4(b), 4(c) or 4(d), as applicable, shall either cease or continue to vest and become exercisable pursuant to clause (ii) of such Section; and (C) the Options that are exercisable on the date of the event specified in Section 4(a), 4(b), 4(c) or 4(d), as applicable, and the Options that become exercisable thereafter pursuant to clause (ii) of such Section, if any, shall be exercisable until the Options expire.
               (iii) In the event of the Participant’s death, the Options shall be exercisable by the executor or administrator of the estate of the Participant or the person or persons to whom the Options have been validly transferred by the executor or administrator pursuant to a will or the laws of descent and distribution.
          (f) Whether the Participant has ceased to be a Director and the basis therefor shall be determined by the Committee, whose determination shall be final, binding and conclusive.
          (g) Upon the expiration of the Options as described in this Section 4, all of the Participant’s rights hereunder with respect to the Options shall terminate.
     5. Adjustments and Corporate Reorganizations. In accordance with and subject to the applicable terms of the Plan, the Options shall be subject to adjustment or substitution, as determined by the Committee, as to the number, price or kind of Stock or other consideration subject to such Options or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date hereof or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, the Participant. No such adjustment shall be made which would result in an increase in the amount of gain or a decrease in the amount of loss inherent in the Options. The Company shall give the Participant written notice of an adjustment hereunder. Notwithstanding anything herein to the contrary, in the event of any of the following:
          (a) The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity;
          (b) All or substantially all of the assets of the Company are acquired by another person; or
          (c) The Company’s reorganization or liquidation;
then the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Options and pay to the Participant, in cash, the value of such Options based upon the price per share of Stock received or to be received by other shareholders of the Company in such event and the per share exercise price of the Options.
     6. Exercise; Payment For and Delivery of Common Stock. The Options shall be exercised by delivering written notice to the Committee stating the number of shares of Common Stock to be purchased, the person or persons in whose name the shares of Common Stock are to be registered and each such person’s address and social security number. Such notice shall not be effective unless accompanied by the full purchase price for all shares to be purchased, and any applicable withholding (as described below). The purchase price shall be payable in cash, in shares of Common Stock, any combination of cash or shares of Common Stock or any other method authorized by the Plan and consented to by the Committee. In the event that all or part of the purchase price is paid in shares of Common Stock, the shares used in payment shall be valued at their Fair Market Value on the date of exercise of the Options. Payment in currency or by certified or cashier’s check shall be considered payment in cash.
     7. Issuance of Shares. As promptly as practical after receipt of such written notification and full payment of such aggregate exercise price for the Options and any required tax withholding amount has been satisfied, the Company shall issue or transfer to the Participant the number of shares with respect to which Options have been so exercised, and shall deliver to the Participant a certificate or certificates therefor, registered in the Participant’s name.
     8. Rights as Stockholder. The Participant or a transferee of the Options shall have no rights as a stockholder with respect to any shares covered by the Options until he shall have become the holder of record of such shares (and the Company shall use its reasonable best efforts to cause the Participant promptly to become the holder of record of such shares), and, except as provided in Section 5 hereof, no adjustment shall be made for dividends or distributions or other rights in respect of such shares for which the record date is prior to the date upon which he shall become the holder or record thereof.
     9. Company; Participant.
          (a) Except with respect to Section 2 and as otherwise indicated by the context, the term “Company” as used in this Agreement shall include the Company and its Related Entities.

          (b) Whenever the word “Participant” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, administrators, legal representatives, person or persons to whom the Options may be transferred by will or by the laws of descent and distribution, or any other transferee to whom the Options may be transferred with the consent of the Committee, the word “Participant” shall be deemed to include such person or persons.
     10. Taxes. Grantee understands that Grantee may recognize income for federal and, if applicable, state income tax purposes upon exercise of Options. Grantee shall be liable for any and all taxes, including withholding taxes, arising out of the exercise of this Option. By accepting the Option, Grantee covenants to report such income in accordance with applicable federal and state laws. To the extent that the exercise of the Options results in income to Grantee and withholding obligations of the Company, including federal or state withholding obligations, Grantee agrees that the Company shall retain and instruct a registered broker(s) to sell such number of Grantee’s Shares necessary to satisfy the Company’s withholding obligations, after deduction of the broker’s commission, and the broker shall remit to the Company the cash necessary in order for the Company to satisfy its withholding obligations. Grantee covenants to execute any such documents as are requested by the broker of the Company in order to effectuate the sale of the Shares and payment of the tax obligations to the Company. Grantee represents to the Company that, as of the date hereof, Grantee is not aware of any material nonpublic information about the Company or the Shares. Grantee and the Company have structured this Agreement to constitute a “binding contract” relating to the sale of Shares pursuant to this Section, consistent with the affirmative defense to liability under Section 10(b) of the Exchange Act under Rule 10b5-1(c) promulgated under the Exchange Act.*
     11. Requirements of Law.
          (a) By accepting the Options, the Participant represents and agrees for himself or herself and his or her transferees (whether by will or the laws of descent and distribution) that, unless a registration statement under the Securities Act of 1933, as amended (the “Act”), is in effect as to shares purchased upon any exercise of the Options, (i) any and all shares so purchased shall be acquired for his or her personal account and not with a view to or for sale in connection with any distribution, and (ii) each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for his or her personal account and not with a view to or for sale in connection with any distribution.
          (b) No certificate or certificates for shares of Common Stock may be purchased, issued or transferred if the exercise hereof or the issuance or transfer of such shares shall constitute a violation by the Company or the Participant of any (i) provision of any Federal,

*	Grantee understands that the sale of Shares to satisfy tax or any withholding obligations will be considered a sale for purposes of short-swing liability under Section 16(b) of the Exchange Act. Any profit realized in a purchase of shares of the Company’s stock within six months of the sale may be recovered by the Company or by a stockholder of the Company on behalf of the Company.

state or other securities law, (ii) requirement of any securities exchange listing agreement to which the Company may be a party, or (iii) other requirement of law or of any regulatory body having jurisdiction over the Company. Any reasonable determination in this connection by the Board, upon notice given to the Participant, shall be final, binding and conclusive.
          (c) The certificates representing shares of Common Stock acquired pursuant to the exercise of Options shall carry such appropriate legend, and such written instructions shall be given to the Company’s transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Act or any state securities laws.
     12. Notices. Any notice to be given to either party shall be in writing and shall be given by hand delivery to such party or by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company in care of its Secretary at its principal office, and to the Participant at the address given beneath his or her signature hereto, or at such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.
     13. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties hereto.
     14. The Plan. The terms and provisions of the Plan are incorporated herein by reference and made a part hereof as though fully set forth herein. In the event of any conflict or inconsistency between discretionary terms and provisions of this Agreement, this Agreement shall govern and control. In all other instances of conflicts or inconsistencies or omissions, the terms and provisions of the Plan shall govern and control. All capitalized terms not otherwise expressly defined in this Agreement shall have the meaning ascribed to them in the Plan.
     15. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.
     16. Entire Agreement. This Agreement, together with the Plan, contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.
     17. Manner of Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

This Agreement and the Options evidenced by this Agreement will not be effective until an original signed Agreement is received by the Wright Medical Group, Inc. Legal Department. Please print and sign this Agreement immediately, then send the signed Agreement to the Wright Medical Group, Inc. Legal Department as soon as possible.
     IN WITNESS WHEREOF, the Company has granted this Option on the Effective Date specified above.

WRIGHT MEDICAL GROUP, INC.
By:
Jason P. Hood
Vice President, General Counsel, and Secretary

ACCEPTED:

Participant